                                                                   EXHIBIT 10.20

                            LEASE AMENDMENT AGREEMENT

                               1901 MONTREAL ROAD
                               MAXXIS GROUP, INC.


       THIS LEASE AMENDMENT AGREEMENT (hereinafter, called the "Amendment") made and entered into this 14th day of August, 1998, by and between MALON D. MIMMS, a Sole Proprietorship (hereinafter called the "Landlord"); and MAXXIS GROUP, INC., (hereinafter called the "Tenant"); and RICHARD BOWERS & CO. (hereinafter called the "Broker").

                               W I T N E S S E T H

       WHEREAS, by Lease Agreement dated June 23, 1997, (hereinafter collectively called the "Lease"), Landlord leased to Tenant that certain premises (hereinafter called the "Premises") situated at 1901 Montreal Road, Suite 108, Atlanta, Georgia 30084, as more particularly described in the Lease; and

       WHEREAS, Landlord and Tenant now desire to further amend the Lease so as to extend the Term thereof and to make other changes as set forth hereinbelow.

       NOW THEREFORE, for valuable consideration paid by each of the parties to the other, receipt of which is hereby acknowledged, it is agreed between the parties as follows:

         1. Tenant shall expand from its current Premises into and including 1901 Montreal Road, Suite 106, 108, and 110, Atlanta, Georgia 30084 (hereinafter called the "Revised Premises") on or before October 1, 1998. The Revised Premises contains approximately 14,200+/- square feet.

         2. The Revised Rental and Lease term shall commence on October 1, 1998 and expire on April 30, 2001.

         3.       The Revised Base Rent monthly shall be as follows:



                                                                             Common Area          Base Rent Monthly
                                                                              Maintenance           and Common Area
                                                          Base Rent             Monthly           Maintenance Monthly
                         Term                              Monthly        (Adjusted Annually)     (Adjusted Annually)
                         ----                              -------        -------------------     -------------------
           November 1, 1998 - September 30, 1999          $8,130.00             $296.00                $8,426.00
           October 1, 1999  - September 30, 2000          $8,449.00             $296.00                $8,745.00
           October 1, 2000  - April 30, 2001              $8,781.00             $296.00                $9,077.00

         4. Tenant hereby agrees to pay Landlord, on or before the first of each month, Two Hundred Ninety Six and No/100 Dollars ($296.00) as Tenant's estimated share of water/sewer usage for the leased premises. Said amount may be adjusted annually, or as Landlord deems necessary, which shall be based on actual expenses incurred by Landlord.

         5.

                  a) Landlord will deliver to the Tenant all heating, venting and air-conditioning systems and any other systems (hereinafter called the "Systems") in place in Suites 106 and 110 as of the date the Tenant takes possession of the Premises in working order. Upon taking the possession of the Premises by the Tenant, the Tenant shall have twenty (20) days within which to inspect, or cause said Systems to be inspected, to determine if any of the Systems are not in reasonable working order. Tenant acknowledges that Tenant has a duty and an obligation to make such an inspection or cause such an inspection to be made and notify the Landlord within the time provided for herein of any non-compliance according to Section 12. 1. If the Landlord shall not receive any such notice then, in such event, it shall be conclusive that the Tenant has accepted the Systems "as-is" "where-is" on the date of taking possession of the Premises and Landlord shall have no further obligation with regard to said Systems except as provided for in the within Lease. Should the Tenant notify the Landlord according to Section 12.1 of any system which is not in working order, then the Landlord shall make reasonable efforts to cause the system to be operating in reasonable working order.

                  b) Landlord shall repaint the office walls in Suites 106 and 110.

                  c) Landlord shall recarpet the offices with standard commercial grade 26-oz. glued down level loop pile carpeting in Suites 106 and 110.

                  d) Landlord shall construct up to 20'0" linear feet of interior office wall and shall demolish to up 20'0" linear feet of interior office wall per the specifications of Tenant in each of Suites 106 and 110.

                  e) Landlord shall install up to two (2) openings between Suites 106 and 108, and up to two (2) openings between Suites 108 and 110, each approximately 3'-0" x 6'-8", at locations to be mutually determined between Landlord and Tenant.

         All other agreements as contained in the Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, the said parties have executed this Lease Amendment, the day and year first above written.

                                        LANDLORD

Signed), sealed and delivered           MALON D. MIMMS, A SOLE PROPRIETORSHIP
in the presence of:


 /s/ Charles D. Lacy                    By:      /s/ Robert Mimms
------------------------------             -----------------------------------
Notary Public or Witness


 Charles D. Lacy                        Title:   Agent for Landlord
------------------------------                --------------------------------
Name (Please Print)
  Richard Bowers & Co.


                                        TENANT

Signed), sealed and delivered           MAXXIS GROUP
in the presence of:


 /s/ Daniel McDonough                   By:      /s/ Thomas O. Cordy
------------------------------             -----------------------------------
Notary Public or Witness


 Daniel McDonough                       Name:    Thomas O. Cordy
------------------------------               ---------------------------------
Name (Please Print)                              (Please Print)


                                        Title:   President and CEO
                                              --------------------------------
                                       3